UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2006

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure

Industrial Enterprises of America, Inc. (the “Company”) is filing this Current Report on Form 8-K in order to disclose that it will be restating its financial reports for the periods beginning with the Transitional Report on Form 10-KSB for the six month period ended June 30, 2004 through the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006. The company will be filing restated financial statements for these periods following discussions with the Securities and Exchange Commission (the “SEC”) regarding the accounting treatment of the Asset Purchase Agreement with Power 3 Medical Products Inc., and specifically regarding the Company’s accounting treatment of the shares received in this transaction. The Company determined, after lengthy discussions with the Company’s auditors and the staff of the SEC, that the Company should restate the financial statements for the six months ended June 30, 2004 due to an error in recording the sale of its operating assets under the equity method of accounting instead of recording the transaction as an arms’ length transaction recognizing the fair market value of the securities received in the transaction. The effect of the change required a restatement of the June 30, 2004 financial statements (and subsequently filed financial statements) in order to properly reflect the asset value and the related adjustment to discontinuance of operations.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

September 12, 2006                                By:  /s/ James W. Margulies
      Name:    James W. Margulies
      Title:    Chief Financial Officer